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                                                                Exhibit 10.18(b)

                         INTERSTATE HOTELS CORPORATION

                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------

                Total Amount of Deferred Compensation:$561,600


                 This Deferred Compensation Agreement, dated as of November 13, 1995 is made by and between Interstate Hotels Corporation (the "Company") and
W. Thomas Parrington, Jr. (the "Participant"). Defined terms used herein and not defined herein shall have the meaning ascribed to them in the Interstate Hotels Corporation Supplemental Deferred Compensation Plan (the "Plan").

                 WHEREAS, the Plan permits the grant of supplemental deferred compensation to certain key Employees who are the most responsible for the growth and success of the Company and its subsidiaries; and

                 WHEREAS, the Board of Directors responsible for administering the Plan has determined that the Participant is a key Employee of the Company; and

                 NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. GRANT OF DEFERRED COMPENSATION. Pursuant to the provisions of the Plan, effective January 1, 1995, the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right to Supplemental Deferred Compensation in the amount of $561,600.

         2. TERMS AND CONDITIONS. The Supplemental Deferred Compensation is subject to the terms and conditions of the Interstate Hotels Corporation Supplemental Deferred Compensation Plan. Any transaction regarding Supplemental Deferred Compensation shall be made in accordance with the Plan.

         3. PARTICIPANT BOUND BY PLAN. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the granting of the Supplemental Deferred Compensation but prior to the complete vesting hereof.

         4. NOTICES. Any notice hereunder to the Company or the Board shall be addressed to it at Interstate Hotels Corporation, 680 Andersen Drive, Pittsburgh, PA 15220; Attention: Milton Fine, Chairman of the Board and Chief Executive Officer. Any notice hereunder to the Participant shall be addressed to him at 504 Beaver Road, Sewickley, PA 15143. Any party shall have the right to designate at any time hereafter in writing some other address for notice.


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         5.  COUNTERPARTS.  This Deferred Compensation Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

         6. HEADINGS. Any headings preceding the text of the sections of this Deferred Compensation Agreement are inserted for convenience of reference only, and shall neither constitute a part of the Plan or this Deferred Compensation Agreement nor affect the meaning, construction or effect of this Deferred Compensation Agreement.

         7. INTERPRETATIONS. The Board may interpret this Deferred Compensation Agreement, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Deferred Compensation Agreement, and make such other determinations under, and interpretations of this Deferred Compensation Agreement, and take such other action as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Board with respect to the terms of this Deferred Compensation Agreement shall be final, binding, and conclusive upon all parties. All rights under this Deferred Compensation Agreement shall be governed and construed in accordance with the internal laws (and not the laws relating to the conflict of laws) of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, Interstate Hotels Corporation has caused this Deferred Compensation Agreement to be executed by an appropriate officer and the Participant has executed this Deferred Compensation Agreement, both as of the day and year first above written.

                                INTERSTATE HOTELS CORPORATION



                                By: /s/ Milton Fine
                                    -------------------------------
                                Name: Milton Fine
                                Title: Chairman and Chief Executive Officer

                                PARTICIPANT


                                /s/ W. Thomas Parrington, Jr.
                                ------------------------------------
                                W. Thomas Parrington, Jr.


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